SLM Student Loan Trust 2001-2
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$607,758,891.91	$27,861,719.46	$579,897,172.45
	ii	Interest to be Capitalized	4,133,087.68		3,663,025.40

	iii	Total Pool	$611,891,979.59		$583,560,197.85

	iv	Specified Reserve Account Balance	1,529,729.95		—

	v	Total Adjusted Pool	$613,421,709.54		$583,560,197.85

B	i	Weighted Average Coupon (WAC)	3.983%		3.982%
	ii	Weighted Average Remaining Term	97.49		96.42
	iii	Number of Loans	206,722		198,629
	iv	Number of Borrowers	81,095		77,828

						% of		% of
	Notes			Spread	Balance 4/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1T Notes	78442GCU8	0.77%	$16,111,995.32	2.627%	$8,540,618.12	1.464%
	ii	A-1L Notes	78442GCT1	0.04%	47,433,714.22	7.733%	25,143,579.73	4.309%
	iii	A-2L Notes	78442GCV6	0.12%	496,120,000.00	80.877%	496,120,000.00	85.016%
	iv	B Notes	78442GCX2	0.45%	53,756,000.00	8.763%	53,756,000.00	9.212%

	v	Total Notes			$613,421,709.54	100.000%	$583,560,197.85	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,529,729.95	$1,458,900.49
	iv	Reserve Account Floor Balance ($)	$1,501,342.00	$1,501,342.00
	v	Current Reserve Acct Balance ($)	$1,529,729.95	$1,501,342.00

II. 2001-2 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$24,498,705.26
	ii	Principal Collections from Guarantor	$5,846,534.41
	iii	Principal Reimbursements	$32,582.03
	iv	Other System Adjustments	$0.00

	v	Total Principal Collections	$30,377,821.70

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$97,796.02
	ii	Capitalized Interest	(2,613,898.26)

	iii	Total Non-Cash Principal Activity	$(2,516,102.24)

C	Total Student Loan Principal Activity		$27,861,719.46

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,610,318.51
	ii	Interest Claims Received from Guarantors	$262,308.69
	iii	Collection Fees/Returned Items	$33,081.05
	iv	Late Fee Reimbursements	$180,563.04
	v	Interest Reimbursements	$17,885.06
	vi	Other System Adjustments	$0.00
	vii	Special Allowance Payments	$142,731.51
	viii	Subsidy Payments	$733,638.90

	ix	Total Interest Collections	$3,980,526.76

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,949.84
	ii	Capitalized Interest	$2,613,898.26

	iii	Total Non-Cash Interest Adjustments	$2,615,848.10

F	Total Student Loan Interest Activity		$6,596,374.86

G.	Non-Reimbursable Losses During Collection Period		$95,937.26

H.	Cumulative Non-Reimbursable Losses to Date		$1,425,735.77

III. 2001-2 Collection Account Activity 04/1/04 through 06/30/04

A	Principal Collections
	i	Principal Payments Received	$21,420,418.07
	ii	Consolidation Principal Payments	8,924,821.61
	iii	Reimbursements by Seller	(495.77)
	iv	Borrower Benefits Reimbursed	7,531.88
	v	Reimbursements by Servicer	(53.66)
	vi	Re-purchased Principal	25,599.58

	vii	Total Principal Collections	$30,377,821.71

B	Interest Collections
	i	Interest Payments Received	$3,661,190.29
	ii	Consolidation Interest Payments	87,807.32
	iii	Reimbursements by Seller	2,942.41
	iv	Borrower Benefits Reimbursed	226.87
	v	Reimbursements by Servicer	12,970.75
	vi	Re-purchased Interest	1,745.03
	vii	Collection Fees/Returned Items	33,081.05
	viii	Late Fees	180,563.04

	ix	Total Interest Collections	$3,980,526.76

C	Other Reimbursements		$155,467.34

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$34,513,815.81
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(903,418.91)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$33,610,396.90

G	Servicing Fees Due for Current Period		$440,516.77

I	Carryover Servicing Fees Due		$0.00

J	Administration Fees Due		$20,000.00

K	Aggregate Swap Fees Due		$11,324.00

L	Total Fees Due for Period		$471,840.77

IV. 2001-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.786%	3.821%	3,243	2,528	1.569%	1.273%	$11,720,118.89	$9,272,070.42	1.928%	1.599%

Grace
Current	3.834%	3.766%	739	942	0.357%	0.474%	$2,315,625.25	$3,138,574.15	0.381%	0.541%

TOTAL INTERIM	3.794%	3.807%	3,982	3,470	1.926%	1.747%	$14,035,744.14	$12,410,644.57	2.309%	2.140%
REPAYMENT
Active
Current	4.074%	4.073%	117,160	112,390	56.675%	56.583%	$296,205,061.18	$279,270,736.03	48.737%	48.159%
31-60 Days Delinquent	4.130%	4.100%	8,388	8,160	4.058%	4.108%	$26,388,400.99	$25,160,039.66	4.342%	4.339%
61-90 Days Delinquent	4.127%	4.072%	4,676	5,036	2.262%	2.535%	$15,395,154.36	$16,130,849.53	2.533%	2.782%
91-120 Days Delinquent	4.076%	4.021%	2,789	3,408	1.349%	1.716%	$9,868,594.76	$11,845,926.35	1.624%	2.043%
> 120 Days Delinquent	4.110%	4.134%	8,095	8,991	3.916%	4.527%	$27,848,625.86	$31,521,330.08	4.582%	5.436%

Deferment
Current	3.584%	3.576%	32,473	29,270	15.709%	14.736%	$106,043,976.85	$95,487,088.33	17.448%	16.466%

Forbearance
Current	4.046%	4.032%	27,895	26,619	13.494%	13.401%	$107,764,417.92	$103,798,545.14	17.731%	17.899%

TOTAL REPAYMENT	3.986%	3.985%	201,476	193,874	97.462%	97.606%	$589,514,231.92	$563,214,515.12	96.998%	97.124%
Claims in Process (1)	4.097%	4.077%	1,254	1,269	0.607%	0.639%	$4,163,415.88	$4,215,504.23	0.685%	0.727%
Aged Claims Rejected (2)	4.230%	4.334%	10	16	0.005%	0.008%	$45,499.97	$56,508.53	0.007%	0.010%
GRAND TOTAL	3.983%	3.982%	206,722	198,629	100.000%	100.000%	$607,758,891.91	$579,897,172.45	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2001-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%
- GSL - Subsidized	4.058%	132,989	$343,415,977.29	59.220%
- GSL - Unsubsidized	3.796%	52,745	$188,670,673.74	32.535%
- PLUS Loans	4.148%	7,170	$28,595,763.92	4.931%
- SLS Loans	4.160%	5,725	$19,214,757.50	3.313%

- Total	3.982%	198,629	$579,897,172.45	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%
-Four Year	4.002%	157,116	$490,550,291.26	84.593%
-Two Year	3.888%	27,750	$59,723,945.96	10.299%
-Technical	3.832%	13,690	$29,474,684.73	5.083%
-Other	5.028%	73	$148,250.50	0.026%

- Total	3.982%	198,629	$579,897,172.45	100.000%

VI. 2001-2 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$5,045,629.58
B	Interest Subsidy Payments Accrued During Collection Period				665,827.01
C	SAP Payments Accrued During Collection Period				222,987.88
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)				89,248.71
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$6,023,693.18

G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$6,023,693.18
	iv	Primary Servicing Fee			$1,343,935.68
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$11,324.00
	vii	Total Pool Balance at Beginning of Collection Period			$611,891,979.59
	viii	Student Loan Rate ( ii / i ) * (( iii - iv - v - vi ) / vii )			3.00534%

H	Floating Rate Swap Payments Due to the Trust

			Class A-1L	Class A-2L	Class B

	i	Aggregate Notional Swap Amounts	47,433,714	496,120,000	53,756,000
	ii	Libor Based Interest Rates/Rate of Return	1.21000%	1.29000%	1.62000%
	iii	Student Loan Rate Cap	3.00534%	3.00534%	3.00534%
	iv	Excess Over Cap ( ii-iii)	0.00000%	0.00000%	0.00000%
	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

VII. 2001-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period
A	Class A-1T T-Bill Based Interest Rate
B	Class A-1T Interest Rate	0.004912049	(4/26/04—7/26/04)	1.97562%
C	Class A-1L Libor Based Interest Rate
D	Class A-1L Interest Rate	0.003058611	(4/26/04—7/26/04)	1.21000%
E	Class A-2L Libor Based Interest Rate
F	Class A-2L Interest Rate	0.003260833	(4/26/04—7/26/04)	1.29000%
G	Certificate Libor Based Rate of Return
H	Class B Interest Rate	0.004095000	(4/26/04—7/26/04)	1.62000%

VIII. 2001-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-1T Reset

04/26/04	–	04/26/04	1	0.949%	1.7190%

04/27/04	–	05/03/04	7	0.985%	1.7550%

05/04/04	–	05/10/04	7	1.001%	1.7710%

05/11/04	–	05/17/04	7	1.078%	1.8480%

05/18/04	–	05/24/04	7	1.058%	1.8280%

05/25/04	–	06/01/04	8	1.066%	1.8360%

06/02/04	–	06/07/04	6	1.150%	1.9200%

06/08/04	–	06/14/04	7	1.251%	2.0210%

06/15/04	–	06/21/04	7	1.413%	2.1830%

06/22/04	–	06/28/04	7	1.336%	2.1060%

06/29/04	–	07/06/04	8	1.381%	2.1510%

07/07/04	–	07/12/04	6	1.344%	2.1140%

07/13/04	–	07/25/04	13	1.336%	2.1060%

Total Days in Accrual Period			91

IX. 2001-2 Inputs From Prior Quarter 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$607,758,891.91
	ii	Interest To Be Capitalized	4,133,087.68

	iii	Total Pool	$611,891,979.59
	iv	Specified Reserve Account Balance	1,529,729.95

	v	Total Adjusted Pool	$613,421,709.54

B	Total Note Factor		0.39939533500
C	Total Note Balance		$613,421,709.54

D	Note Balance 4/26/2004		Class A-1T	Class A-1L	Class A-2L	Class B

	i	Current Factor	0.0644479813	0.0644479813	1.0000000000	1.0000000000
	ii	Expected Note Balance	$16,111,995.32	$47,433,714.22	$496,120,000.00	$53,756,000.00
E	Note Principal Shortfall		$0.00	$(0.00)	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,529,729.95
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration Fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00
M	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
N	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

X. 2001-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D + VI-H-v )		$33,699,645.61	$33,699,645.61

B	Primary Servicing Fees-Current Month		$440,516.77	$33,259,128.84

C	Administration Fee		$20,000.00	$33,239,128.84

D	Swap Fees
	i	Fixed Rate Swap Payment	$5,662.00	$33,233,466.84
	ii	Fixed Rate Swap Payment	$5,662.00	$33,227,804.84

	iii	Total Swap Fees	$11,324.00

E	Noteholder’s Interest Distribution Amount
	i	Class A-1T	$79,142.91	$33,148,661.93
	ii	Class A-1L	$145,081.29	$33,003,580.64
	iii	Class A-2L	$1,617,764.63	$31,385,816.01
	iv	Class B	$220,130.82	$31,165,685.19

	v	Total Noteholder’s Interest Distribution	$2,062,119.65

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$7,571,377.20	$23,594,307.98
	ii	Class A-1L	$22,290,134.49	$1,304,173.49
	iii	Class A-2L	$0.00	$1,304,173.49
	iv	Class B	$0.00	$1,304,173.49

	v	Total Noteholder’s Principal Distribution	$29,861,511.69

G	Increase to the Specified Reserve Account Balance		$0.00	$1,304,173.49

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,304,173.49

I	Carryover Servicing Fees		$0.00	$1,304,173.49

J	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$1,304,173.49
	ii	Class A-1L	$0.00	$1,304,173.49
	iii	Class A-2L	$0.00	$1,304,173.49
	iii	Class B	$0.00	$1,304,173.49

	v	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$1,304,173.49	$0.00

XI. 2001-2 Distributions

A	Distribution Amounts			Class A-1T	Class A-1L	Class A-2L	Class B
	i	Quarterly Interest Due		$79,142.91	$145,081.29	$1,617,764.63	$220,130.82
	ii	Quarterly Interest Paid		79,142.91	145,081.29	1,617,764.63	220,130.82

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$7,571,377.20	$22,290,134.49	$0.00	$0.00
	viii	Quarterly Principal Paid		7,571,377.20	22,290,134.49	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$(0.00)	$0.00	$0.00

	x	Total Distribution Amount		$7,650,520.11	$22,435,215.78	$1,617,764.63	$220,130.82

B	Principal Distribution Reconciliation
	i	Notes and Principal Balance 6/30/04		$613,421,709.54
	ii	Adjusted Pool Balance 6/30/04		583,560,197.85

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$29,861,511.69

	iv	Adjusted Pool Balance 3/31/04		$613,421,709.54
	v	Adjusted Pool Balance 6/30/04		583,560,197.85

	vi	Current Principal Due (iv-v)		$29,861,511.69
	vii	Principal Shortfall from Previous Collection Period		(0.00)

	viii	Principal Distribution Amount (vi + vii)		$29,861,511.69

	ix	Principal Distribution Amount Paid		$29,861,511.69
	x	Principal Shortfall (viii - ix)		$—
C		Total Principal Distribution		$29,861,511.69
D		Total Interest Distribution		2,062,119.65

E		Total Cash Distributions		$31,923,631.34

F	Note Balances			4/26/2004	7/26/2004
	i	A-1T Note Balance	78442GCU8	$16,111,995.32	$8,540,618.12
		A-1T Note Pool Factor		0.0644479813	0.0341624725
	ii	A-1L Note Balance	78442GCT1	$47,433,714.22	$25,143,579.73
		A-1L Note Pool Factor		0.0644479813	0.0341624725
	iii	A-2L Note Balance	78442GCV6	$496,120,000.00	$496,120,000.00
		A-2L Note Pool Factor		1.0000000000	1.0000000000
	iv	B Note Balance	78442GCX2	$53,756,000.00	$53,756,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,529,729.95
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,304,173.49

	iv	Total Reserve Account Balance Available			$2,833,903.44
	v	Required Reserve Account Balance			$1,501,342.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$1,332,561.44
	viii	Ending Reserve Account Balance			$1,501,342.00

XII. 2001-2 Historical Pool Information

					2003	2002	2001
			4/1/04-6/30/04	1/1/03-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02	4/16/01-12/31/01
Beginning Student Loan Portfolio Balance			$607,758,891.91	$664,351,223.01	$950,729,493.01	$1,308,192,089.31	$1,484,420,185.51
	Student Loan Principal Activity
	i	Regular Principal Collections	$24,498,705.26	$52,600,122.30	$217,476,217.67	$141,746,109.93	$136,499,103.46
	ii	Principal Collections from Guarantor	$5,846,534.41	$6,430,073.31	$27,085,898.12	$38,077,044.73	$10,974,741.94
	iii	Principal Reimbursements	$32,582.03	$130,582.71	$57,424,272.63	$204,016,184.18	$59,430,666.38
	iv	Other System Adjustments	$0.00	$0.00	$0.00	$0.00	$0.00

	v	Total Principal Collections	$30,377,821.70	$59,160,778.32	$301,986,388.42	$383,839,338.84	$206,904,511.78
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$97,796.02	$97,405.36	$2,168,566.69	$3,563,411.67	$2,025,378.73
	ii	Capitalized Interest	($2,613,898.26)	($2,665,852.58)	($17,776,685.11)	($29,940,154.21)	($32,701,794.31)

	iii	Total Non-Cash Principal Activity	$(2,516,102.24)	$(2,568,447.22)	($15,608,118.42)	($26,376,742.54)	($30,676,415.58)
(-)	Total Student Loan Principal Activity		$27,861,719.46	$56,592,331.10	$286,378,270.00	$357,462,596.30	$176,228,096.20
	Student Loan Interest Activity
	i	Regular Interest Collections	$2,610,318.51	$3,033,919.37	$16,706,198.02	$31,174,164.84	$35,282,783.18
	ii	Interest Claims Received from Guarantors	$262,308.69	$286,507.13	$1,511,311.08	$2,744,586.02	$746,698.37
	iii	Collection Fees/Returned Items	$33,081.05	$42,304.24	$115,600.50	$35,470.92	$0.00
	iv	Late Fee Reimbursements	$180,563.04	$256,280.99	$918,943.80	$982,626.26	$852,968.75
	v	Interest Reimbursements	$17,885.06	$13,389.07	$418,806.68	$1,841,216.75	$680,630.15
	vi	Other System Adjustments	$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Special Allowance Payments	$142,731.51	$152,599.07	$243,895.59	$298,345.63	$145,826.84
	viii	Subsidy Payments	$733,638.90	$752,538.65	$4,577,302.17	$8,857,724.40	$6,229,989.27

	ix	Total Interest Collections	$3,980,526.76	$4,537,538.52	$24,492,057.84	$45,934,134.82	$43,938,896.56
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,949.84	$1,135.28	($1,674,042.43)	($2,911,196.75)	($1,821,807.41)
	ii	Capitalized Interest	$2,613,898.26	$2,665,852.58	$17,776,685.11	$29,940,154.21	$32,701,794.31

	iii	Total Non-Cash Interest Adjustments	$2,615,848.10	$2,666,987.86	$16,102,642.68	$27,028,957.46	$30,879,986.90

	Total Student Loan Interest Activity		$6,596,374.86	$7,204,526.38	$40,594,700.52	$72,963,092.28	$74,818,883.46
(=)	Ending Student Loan Portfolio Balance		$579,897,172.45	$607,758,891.91	$664,351,223.01	$950,729,493.01	$1,308,192,089.31
(+)	Interest to be Capitalized		$3,663,025.40	$4,133,087.68	$4,427,756.88	$7,350,301.58	$11,367,772.79
(=)	TOTAL POOL		$583,560,197.85	$611,891,979.59	$668,778,979.89	$958,079,794.59	$1,319,559,862.10
(+)	Reserve Account Balance		$—	$1,529,729.95	$1,671,947.45	$2,395,199.49	$3,298,899.66
(=)	Total Adjusted Pool		$583,560,197.85	$613,421,709.54	$670,450,927.34	$960,474,994.08	$1,322,858,761.76

XIII. 2001-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-01	$1,459,107,925	7.31%

Oct-01	$1,403,599,415	8.30%

Jan-02	$1,319,559,862	11.00%

Apr-02	$1,227,230,795	13.02%

Jul-02	$1,157,664,045	13.14%

Oct-02	$1,047,299,829	15.54%

Jan-03	$958,079,795	16.60%

Apr-03	$875,001,086	17.37%

Jul-03	$830,684,579	16.48%

Oct-03	$726,600,695	18.44%

Jan-04	$668,778,980	18.45%

Apr-04	$611,891,980	18.58%

Jul-04	$583,560,198	17.61%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.